SECOND AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This second amendment (this “Amendment”) to the ETF Distribution Agreement dated June 7, 2017 (the “Agreement”), is entered into on April 23, 2019 (the “Execution Date”) by and between Listed Funds Trust (f/k/a Active Weighting Funds ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of April 23, 2019 (the “Effective Date”).

WHEREAS, the Trust changed its name from Active Weighting Funds ETF Trust to Listed Funds Trust on December 31, 2018; and

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of Roundhill BITKRAFT Esports & Digital Entertainment ETF, the deletion of European Union Breakup Fund, and the correction of name of U.S. Policy Alpha ETF to EventShares U.S. Policy Alpha ETF.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	All references to “Active Weighting Funds ETF Trust” are deleted and replaced with “Listed Funds Trust.”

3.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

LISTED FUNDS TRUST                FORESIDE FUND SERVICES, LLC

By:    /s/ Gregory Bakken                By:    /s/ Mark Fairbanks
Name:    Gregory Bakken                Name:    Mark Fairbanks
Title:    President                    Title:    Vice President

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ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of April 23, 2019

FUNDS

EventShares U.S. Policy Alpha ETF
Roundhill BITKRAFT Esports & Digital Entertainment ETF

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